UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 13, 2016

(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

(Address of principal executive offices) (Zip Code)

(281) 298-4246

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On July 13, 2016, Earthstone Energy, Inc., (the “Company”), (i) dismissed WEAVER AND TIDWELL, L.L.P. (“Weaver”) as the Company’s independent registered public accounting firm and (ii) appointed Grant Thornton LLP (“Grant Thornton”), effective immediately upon the completion of Grant Thornton’s client acceptance procedures, which occurred on July 18, 2016, to serve as the Company’s new independent registered public accounting firm to audit the Company’s financial statements as of and for the fiscal year ending December 31, 2016.  The Company’s Audit Committee pursuant to its charter exercised its authority to approve Weaver’s dismissal and Grant Thornton’s appointment as the Company’s independent registered public accounting firm.

The reports of Weaver on the financial statements of the Company as of and for the fiscal years ended December 31, 2015 and 2014, did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During the fiscal years ended December 31, 2015 and 2014, and the interim period through July 13, 2016, (i) the Company had no disagreements with Weaver on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Weaver’s satisfaction, would have caused Weaver to make reference to the subject matter of such disagreements in its reports on the financial statements of the Company for such time period and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K, except that in connection with the performance of its audit of the Company’s financial statements for the year ended December 31, 2015, Weaver reported that the Company’s internal control over financial reporting was not effective as of December 31, 2015 as a result of the identification of a material weakness in controls related to segregations of duties, review and approval, and verification procedure and access over information systems.  This material weakness was included in management’s assessment and disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.  The Company has authorized Weaver to fully respond to the inquiries of Grant Thornton, the successor independent registered public accounting firm, concerning this matter.

The Company has provided Weaver with a copy of the foregoing disclosure and requested that Weaver furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Weaver agrees with the statements above concerning Weaver.  A copy of Weaver’s letter, dated July 14, 2016, is attached hereto as Exhibit 16.1.

During the fiscal years ended December 31, 2015 and 2014, and the interim period through July 13, 2016, the Company did not consult Grant Thornton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

16.1	Letter from WEAVER AND TIDWELL, L.L.P., dated July 14, 2016, regarding the change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date: July 18, 2016	By:	/s/ G. Bret Wonson
G. Bret Wonson
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from WEAVER AND TIDWELL, L.L.C., dated July 14, 2016, regarding the change in certifying accountant.